Exhibit 23.1

Consent of Independent Auditors

Continental Rail Corp. and Subsidiaries

2929 East Commercial Blvd., PH-D

Fort Lauderdale, Florida  33308

Dear Sir/ Madam:

We hereby consent to use in the Prospectus constituting a part of this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated February 28, 2014, relating to the financial statements of Continental Rail Corp. and Subsidiaries which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/ Baum & Company, P.A.

Baum & Company, P.A.

Miami Beach, Florida

October 2, 2014